SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) November 30, 2005
TBX RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Texas	0-30746	75-2592165
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer Identification No.)
incorporation or organization)
3030 LBJ Freeway, Suite 1320
Dallas, Texas 75234
(972) 243-2610
(Address, including zip code of registrant’s principal executive offices and telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
     Item 1.01 Entry into a Material Definitive Agreement
     On November 30, 2005, TBX Resources Inc. (“TBX”), entered into a material definitive agreement by which TBX purchased a 50% membership interest in the Six Wells Joint Venture, a Texas Joint Venture Partnership, in return for 800,000 shares of its commons stock with the approval of Earthwise Energy, Inc., and Energy Partners International, a Texas Joint Venture (“Energy Partners”), the prior sole members of the Six Wells Joint Venture. The Six Wells Joint Venture was created for the purpose of drilling six wells in the geographic area known as the Barnett Shale in Texas. Energy Partners is contributing $6,000,000 to the Six Wells Joint Venture. Gulftex Operating, Inc., acts as the Joint Venture Manager for the Six Wells Joint Venture and is owned by Tim Burroughs, president of TBX.
Section 3 — Securities and Trading Markets
     Item 3.02 Unregistered Sales of Equity Securities
     On November 30, 2005, entered into a Subscription Agreement whereby TBX Resources sold 800,000 shares of its common stock to the Six Wells Joint Venture. In return, TBX received a 50% membership interest in the Six Wells Joint Venture.
     TBX believes this sale of equity securities is exempt from registration as the purchaser is an accredited investor pursuant to Section 4(6) of the Securities Act of 1934 as amended.
Section 9 — Financial Statements and Exhibits

Item 9.01. Exhibits
10.1	Letter Agreement between Earthwise Energy, Inc, Energy Partners International, a Texas Joint Venture, TBX Resources, Inc., and Gulftex Operating, Inc., dated November 30, 2005.
10.2	Subscription Agreement between TBX Resources, Inc., Gulftex Operating, Inc, as Joint Venture Manager for the Six Wells Joint Venture, dated November 30, 2005.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 2, 2005		TBX Resources, Inc.
	By:	/s/ Tim Burroughs

Tim Burroughs, President &
Chief Financial Officer

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